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                                                                     EXHIBIT 4.1

                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

       This AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT (the "Amendment") is made this 1st day of April, 2001 by and between Metrocall, Inc., a Delaware Corporation (the "Company") and FIRST CHICAGO TRUST COMPANY OF NEW YORK (the "Rights Agent").

       WHEREAS, the Company and the Rights Agent previously entered into a Rights Agreement, dated as of February 25, 2000 (the "Rights Agreement").

       WHEREAS, the Company has determined that it is necessary and desirable to supplement and amend the Rights Agreement.

       WHEREAS, the Company has determined that this Amendment does not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any Acquiring Person) (as such terms are defined in the Rights Agreement).

       WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Rights Certificates.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements made in the Rights Agreement and this Amendment, the parties hereto agree as follows:

1. Defined Terms. Terms defined in the Rights Agreement and used herein shall have the meanings given to them in the Rights Agreement.

2. Amendments to Rights Agreement: Section 1(a) of the Rights Agreement is hereby amended by inserting the following new subpart (vi) after subpart (v) and before the phrase "provided, however";

              "(vi) any Person who becomes a Beneficial Owner pursuant to the Restructuring and Section 303 Agreement between the Company and Weblink Wireless, Inc. dated as of April 1, 2001."

3. Benefits. Nothing in the Rights Agreement, as amended by this Amendment, shall be construed to give any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates any legal or equitable right, remedy or claim under the Rights Agreement, as amended by this Amendment; but the Rights Agreement, as amended by this Amendment, shall be the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates.
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4. Descriptive Headings. Descriptive headings of the sections in this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

5. Effectiveness. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

6. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes be governed by and construed in accordance with the laws of such State. This Amendment may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute single agreement. It shall not be necessary in any proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures on or on behalf of all of the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

ATTEST                                        METROCALL

By:                                           By: /s/ WILLIAM L. COLLINS, III
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Name:                                         Name: William L. Collins, III
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Title:                                        Title: Chief Executive Officer
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ATTEST                                        FIRST CHICAGO TRUST COMPANY
                                              OF NEW YORK

By:                                           By: /s/ VICTOR GREGARIO
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Name:                                         Name: Victor Gregario
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Title:                                        Title: Managing Director
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